EXHIBIT 32

            STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of AMERICARE HEALTH SCAN,
INC. (the "Company") for the quarter ended September 30, 2003, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, DR.
JOSEPH P. D'ANGELO, Chief Executive Officer and Chief Financial Officer of the
Company, certify that

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d)
       of the Securities Exchange Act of 1934; and
(2)    information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
       Company.

/s/ Dr. Joseph P. D'Angelo
--------------------------
    DR. JOSEPH P. D'ANGELO

November 12, 2003